                                                                  EXHIBIT 10(b)


                            DISTRIBUTION  AGREEMENT


Agreement ("Agreement") made and entered into as of this first (9th) day of August, 1996 by and between


Merck KGaA, a corporation with general partners, with principal office located at Frankfurter Strasse 250, 64293 Darmstadt, Federal Republic of Germany

                                                    - hereinafter called MERCK -

and

Neogen  Corporation,   having  principal office located at 620 Lesher Place,
Lansing, Michigan, 48912, U.S.A.

                                                   - hereinafter called Neogen -



WITNESSETH

WHEREAS, MERCK is engaged in the business of manufacturing and selling certain products as listed in Schedule A.

WHEREAS, MERCK has the option to exercise the exporting, selling and invoicing of the products as listed in Schedule "A" by Merck Ltd., Poole, Neogen on behalf of Merck.

WHEREAS, Neogen is engaged in the business of selling products for the testing of various substances to end users in the United States and is interested to include the Products as listed in Schedule A into its product range.

NOW, THEREFORE, in consideration of the premises and of the mutual promises of the parties hereinafter set forth, the parties agree upon the following:



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                                     -2-

ARTICLE I - DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

(1) "Product(s)" shall mean certain laboratory chemical products, including the HY-LiTE(TM) monitoring system as listed in Schedule A.

      The Agreement may be changed by mutual consent to cover other Products, to delete certain Products or to change the specifications of the Products.

(2)  "Customers" shall mean users or potential users of Products.

(3)  "Territory" shall mean the United States of America.



ARTICLE 2 - APPOINTMENT

(1) MERCK hereby appoints Neogen a non-exclusive distributor of Products in the territory. For the markets in which Neogen has verified distribution, Merck will not assign additional distribution rights without the written consent of Neogen, which will not be unreasonably withheld.

(2) Products will be sold and distributed by Neogen under Merck's and/or EM Science's own name and under a make up as described in Article 6.2 hereto.

(3) Neogen shall purchase all of its requirements of Products from MERCK through MERCK Ltd., Great Britain.



ARTICLE 3 - TERM AND TERMINATION

(1) This Agreement shall be for a term of two (2) years from the date hereof and, unless sooner terminated as provided hereinafter, shall thereafter be automatically renewed and continue in effect for additional renewal terms of one (1) year, unless either party gives at least six (6) months notice to terminate the Agreement before the then current period.

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                                     -3-



(2) The right to terminate the Agreement for serious reasons is reserved. In particular, serious reasons are constituted by a gross failure to fulfill contractual obligations by either party.

     However, notice of termination will be valid only if the defaulting party fails to fulfill its contractual obligations within thirty (30) days after receiving notification by the other party.

(3) Furthermore, this Agreement may be immediately terminated by either party upon notice to the other party if any of the following events of default occur:

     (a) If there is a substantial change of management or ownership of one party effected without prior written consent of the other party;

     (b)   If any of the parties shall dissolve or become insolvent;

     (c) If Neogen fails to achieve the annual minimum order quantities according to Article 4.2 hereto.

(4) Upon termination of this Agreement for any reason, Neogen agrees to discontinue the use of the name and trademarks of MERCK, except for the sale of the Products bearing said name or trademarks still on Neogen's stock at termination date.

ARTICLE 4 - FORECAST AND ORDERING PROCEDURE

(1) Neogen shall supply MERCK, before November 30 of each year, with a forecast of the quantities of Products which will be required by Neogen during each quarter of the subsequent year. Such forecast shall be renewed at the end of February, May and August of each year, for the term of April to end of March, July to end of June and October to end of September respectively. The quantity for the first quarter notified in the respective forecasts shall be deemed to be a binding order; the quantities notified for the second, third and fourth quarter in the respective forecasts shall be deemed to be unbinding estimates.

(2) The minimum order quantity is $5,000.00. The annual minimum quantity should not fall short of the quantities as defined in Schedule B "Annual Sales Plan" as will be revised annually.

(3) After receipt of a firm order, MERCK will supply the ordered quantities of Products within four (4) weeks provided the ordered quantities will not exceed the forecast by more than twenty (20) percent.

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                                     -4-


     If its requirements are unexpectedly greater, Neogen will inform MERCK immediately and MERCK will endeavor to meet such requirements within the limit of its production capacity.

ARTICLE 5 - TERMS OF SALE

(1) MERCK shall ship Products under original MERCK label appropriate for North America to Neogen's regional distribution centers in the USA at prices set forth in Schedule A.

(2) Prices established in Schedule A are valid until December 31, 1996. Prices for the following years, if necessary, will be changed at least three (3) months before the beginning of every new calendar year. If no understanding on new prices is reached, both parties have the right to terminate this Agreement upon six (6) months notice.

(3) MERCK shall send invoices to Neogen for Products ordered by Neogen. Neogen shall pay MERCK invoices within forty (40) days after date of invoice.

(4) MERCK shall directly, and/or through its affiliates in Canada/USA, aid and assist Neogen in the sale of Products by providing Neogen with literature and promotional material concerning the Products as the same may be available; establish and maintain a technical consulting service to support any user of or to answer any claim with respect to said Products; and to support Neogen in the organization of any sales meeting.

(5) Freight charges will be prepaid by MERCK and added to Neogen invoices, FOB MERCK Limited Great Britain.

(6) Payments shall be US dollars at the exchange rate range of 1.00 US Dollar to 0.65 British Pounds Sterling. Currency fluctuations of greater than ten percent (10% plus or minus) from this exchange rate will be evaluated for stabilization within one hundred twenty days of the event. If stabilization does not occur, the prices on Schedule A shall be either increased or decreased by one-half of the fluctuation in excess of 10%.

(7) MERCK shall supply HY-LiTE(TM) Sampling Pens, whether included in the Refill Pack 1-30101-0002, or alone in 1-30102-0002 Pen Refills Only, with a minimum of twenty (20) weeks of remaining shelf life at date of receipt at Neogen's distribution center.

ARTICLE 6 - DUTIES OF NEOGEN

(1)  Neogen will maintain an adequate sales force commensurate with the need for effective and competent market coverage and will make current market information available, including sales activities, competitive
     observations, exhibit and   seminar opportunities.  Neogen will not prevent
     MERCK from contacting HY-LiTE(TM) users. Neogen also agrees to maintain appropriate inventory levels of all Products specified in Schedule A in all warehouse locations, so that adequate Customer service can be provided. Neogen will also provide an annual detailed Product sales and marketing plan for MERCK's approval.

(2) Neogen shall resell the Products without any change whatsoever in the original labeling and packaging as supplied by MERCK including covering, removing, relabelling and repacking. Any reference by Neogen in advertising, catalogues, texts, etc., to Products identified by a registered trademark of MERCK or any of its affiliates shall include such identification by use of registered trademark symbol and reference to the owner thereof as designated by MERCK. Notwithstanding of the foregoing, Neogen shall have the right to add its own identification label to the Products, subject to approval by MERCK, which approval shall not be unreasonably withheld.

(3) Neogen shall obtain necessary registrations and import licenses in its own name and at its own cost as soon as this Agreement is effective.

(4) Neogen shall, at all times, comply with all applicable laws and with regulations and order of the respective state authorities.

(5) During the term hereof, Neogen shall maintain product liability insurance coverage in such amounts, with such terms and underwritten by such insurers as may be reasonably acceptable to MERCK. If MERCK so requests, Neogen will promptly furnish evidence of such insurance to MERCK.

ARTICLE 7 - INSPECTIONS AND DISPUTED SHIPMENTS

(1) It shall be Neogen's responsibility to inspect each shipment of Products after delivery to Neogen and to make any claim for damage or breakage directly with any carrier who delivers Products to Neogen.

(2) If, upon inspection of a shipment, Neogen believes that there are shortages of Products ordered or that the shipment does not otherwise comply with the order placed by Neogen, including quality defects, Neogen must notify MERCK of the same, whether orally or in writing, with such notification received by MERCK within thirty (30) days after arrival of the Products at the premises of Neogen. Any oral notification shall be promptly followed by a written notification by Neogen. Upon such notification, MERCK will investigate its records or, in case of a quality defect, its samples, and, if MERCK confirms that the shipment does not conform to the order placed by Neogen, MERCK will correct the incorrect shipment by authorizing return of items not ordered or items shipped in excess of the amount ordered and will credit Neogen for such returned items. If the shipment was incorrect in that items ordered were not delivered or delivered with quality defects, MERCK will ship such items to Neogen and make, if necessary, adjustment in its invoices to Neogen. MERCK will in no event honor any request by Neogen for MERCK to accept a return of any items shipped to Neogen unless such request is made under this ARTICLE 7 (2) and MERCK has actually received notice from Neogen of an incorrect shipment of the same within thirty (30) days after arrival of the Products at the premises of Neogen. MERCK further agrees that all credits will be issued to Neogen within forty-five (45) days from the date of notification of the incorrect shipment or invoice.

ARTICLE 8 - LIMITED WARRANTY AND EXCLUSIVE REMEDY

(1) MERCK warrants that Products sold to Neogen by MERCK pursuant to this agreement will conform to the performance specifications set forth on the application notes which accompany such Products until the expiration date printed on the container for such Products. MERCK's sole responsibility under this warranty shall be limited to the replacement, at MERCK's expense, of any Product not complying with this warranty. Product replacement shall be at the sole discretion of MERCK. The foregoing warranty shall apply only if MERCK is notified by Neogen of any such alleged non-conformance therewith within thirty (30) days after Neogen learns of the same and if the non-conformance could not have been found during the inspection according to ARTICLE 7. The foregoing warranty is expressly conditioned upon Products being used, operated, handled, maintained and shipped by the Customer and/or by Neogen in accordance with the application notes and is void as to any Product modified, altered or damaged by any person other than MERCK (unless done with MERCK's prior consent). This warranty shall not be applicable to any Products which become defective through either Neogen's or a Customers' negligence or through any intentional acts.

(2) EXCEPT FOR THE WARRANTY SET FORTH IN THIS ARTICLE 8, MERCK MAKES NO OTHER WARRANTY OF ANY KIND WITH REGARD TO PRODUCTS WHETHER EXPRESS, ARISING BY OPERATION OF LAW, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MERCK SHALL NOT IN ANY CIRCUMSTANCE BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

(3) Merck will indemnify and hold Neogen harmless from any and all claims, actions, costs, expenses, or damages, including attorneys fees and expenses, resulting from any actual or alleged patent infringement in the use or sales of the products." Please confirm that this wording can be included.

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                                      -7-

ARTICLE 9  -  NONASSIGNABILITY

     This Agreement may not be assigned by either party without prior written consent of the other party thereto.

ARTICLE 10 - MISCELLANEOUS

(1) This Agreement shall be governed by and construed under the laws of the state of New York, USA.

(2) Any dispute or controversy between the parties arising out of or relating to this Agreement, including without limitation, a dispute or controversy relating to the construction of any provision or the validity or enforceability of any term or condition (including this paragraph) or of the entire Agreement, or any claim that all or any part of this Agreement (including this provision) is void or voidable, shall be submitted to arbitration before a single arbitrator in accordance with the Commercial Rules of Arbitration of the American Arbitration Association of New York, New York, USA. The laws of the state of New Jersey shall apply without reference to its choice of laws provisions. Each party shall bear his or its own costs in any such proceeding. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, the parties irrevocably submit to the jurisdiction of such forum and waive any objection he or it may have to either the jurisdiction or venue of such forum.

(3) In case of force majeure, official orders, strike or lockout or similar hindrances which the parties are unable to avert, the parties shall be released for the duration of such hindrance from the contractual obligations which they are prevented from performing.

(4) This Agreement merges and supersedes all prior discussions and agreements, written or oral, between the parties with respect to generally the same subject matter. In any event, no other terms of delivery will apply on the contractual relationship of the parties if not mutually agreed upon.

(5) Any waiver by either party of any of its rights under this Agreement may be terminated at any time, and any waiver of default by a party shall not constitute a waiver of any continuing or subsequent default by the other party.

(6) Both MERCK and Neogen are independent contractors, and this Agreement shall not constitute one party as an agent or legal representative of the other for any purpose. Neither party shall have any right or authority to assume or create any liability, express or implied, on behalf of the other party or to bind the other party in any manner whatsoever.

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                                      -8-


(7) Subject to the limitations of ARTICLE 9 hereof, this Agreement shall inure to the benefit of, and shall be binding upon, the successors, assigns and legal representatives of the parties hereto.

(8) This Agreement shall not be altered, amended or supplemented except by a written instrument executed by both parties.

(9) Any notice required or permitted by this Agreement shall be in writing and may be delivered personally or may be sent by telex, telefax or certified mail, return receipt requested, addressed to:


     Merck KGaA
     Attn:  Dr. B. Reckmann
     64271  Darmstadt
     Federal Republic of Germany


     If to Neogen Corp.:
     Attn:  Mr. Jim Herbert
            President
            Neogen Corporation
            620 Lesher Place
            Lansing, MI 48912
            USA

     or such other address as either party may designate to the other. Any notice shall be deemed to have been received as follows.

     (a)    Personal Delivery: Upon receipt.

     (b)    Telex or telefax: One (1) hour after dispatch by the operator.

     (c) Certified Mail, Return Receipt Requested: Three (3) days after delivery to the postal authorities by the party serving the notice.

     If sent by telex, a confirming copy of such notice shall be sent by certified mail, return receipt requested, to the other party.

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                                      -9-

(10) The headings used herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the ARTICLES or paragraphs at the beginning of which they appear.

(11) This agreement may be executed in one or more counterparts, each of which shall be deemed an original.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


Darmstadt,                              Lansing, MI
Federal Republic of Germany,            United States of America

                                        /s/ James L. Herbert, President

Merck KGaA                              Neogen Corp.

/s/ Bernd Reckman

                                   06/20/96


                                  SCHEDULE A

                 HY-Lite(TM) Product and Price List for 1996


                                                                                      TRANSFER         SUGGESTED
                                                                  SYSTEMS             PRICE          LIST PRICE
ITEM NUMBER                    DESCRIPTION                        PER YEAR            (US $)            (US $)
------------------------------------------------------------------------------------------------------------------
1.30100.2222                   HY-Lite(TM) Compact Kit             0-50 Systems       $1,300.00        $2,000.00
                                                                   51-100 Systems     $1,100.00        $2,000.00
                                                                   101+ Systems       $1,000.00        $2,000.00
------------------------------------------------------------------------------------------------------------------
1.30101.0002                   HY-Lite(TM) Refill Pack (100
                               Tests)                              100 Tests          $  170.00        $  350.00
------------------------------------------------------------------------------------------------------------------
1.30102.0002                   HY-Lite(TM) Sampling Pens           50 Pens            $   90.00        $  180.00
------------------------------------------------------------------------------------------------------------------
1.30100.0002                   HY-Lite(TM) Hygiene Monitoring      All Purchases      $2,100.00        $3,500.00
                               System - Complete System
------------------------------------------------------------------------------------------------------------------


                                   08/09/96

                                  SCHEDULE B
                              ANNUAL SALES PLAN

                                    ANNUAL PURCHASES    ANNUAL PURCHASES
                                         1996                 1997
-------------------------------------------------------------------------
HY-Lite(TM) Monitoring-                 40 Units            150 Units
Basic Unit or Complete
System
-------------------------------------------------------------------------

HY-Lite(TM) Pens                      16,000 Tests         170,000 Tests
or Complete Refills
-------------------------------------------------------------------------
